Exhibit 10.33

AMENDED AND RESTATED EQUIPMENT LINE NOTE

(Non-Revolving Line With Conversion)

Amount: $11,000,000.00	Date: November 10, 2006
Chicago, Illinois

                The undersigned, BRAD FOOTE GEAR WORKS, INC., f/k/a BFG Acquisition Corp., an Illinois corporation (the “Borrower”), with its chief executive office located at 1309 S. Cicero Avenue, Cicero, Illinois 60650, for value received, hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI, a national banking association (collectively, together with any holder hereof, the “Bank”), at the Bank’s main offices at 135 South LaSalle Street, Chicago, Illinois 60603, or such other address hereafter designated by the Bank in writing, the principal sum of Eleven Million and 00/100 ($11,000,000.00) Dollars (U.S.) or if less, the aggregate unpaid principal amount of all advances (“Advances”) made by the Bank to the Borrower under this Note, plus all accrued and unpaid interest calculated and payable at the applicable rates and in the manner described below.  Amounts borrowed and repaid under this Note may not be reborrowed.

                The term “Conversion Date” shall mean April 29, 2007.

                Prior to the Conversion Date, interest shall be payable monthly on this Note, commencing on November 30, 2006 and continuing on the last Business Day of each month thereafter, calculated on the unpaid principal balances hereof at a variable rate per annum equal to the Prime Rate (as hereinafter defined) minus one percent (1.0%).  The term “Prime Rate” at any time means the rate of interest then most recently announced or published by the Bank as its prime rate.  Each change in the interest rate on this Note shall take effect on the effective date of the change in the Prime Rate.  It is expressly agreed that the use of the term “Prime Rate” is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered by the Bank to its most creditworthy customers.  Bank shall be under no obligation to notify Borrower of any change in the Prime Rate.  Interest shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

                Upon the Conversion Date, the outstanding principal balance of this Note will be repayable in fifty-nine (59) successive monthly installments of principal (based on a sixty month amortization), plus interest as hereinafter provided (except that if the Fixed Interest Rate, as hereinafter defined, is selected by Borrower, this Note shall be repayable in monthly installments of principal and interest (or principal plus if Variable Interest Rate option chosen), as calculated by the Bank), commencing on May 31, 2007, and payable on the last Business Day of each month thereafter, followed by a final payment of the entire unpaid principal balance and accrued interest due on April 30, 2012 (the “Maturity Date”).  Interest on this Note after the Conversion Date shall be payable concurrently with each principal payment, and shall at Borrower’s election (which shall be designated by Borrower in a writing delivered to the Bank prior to the Conversion Date) be calculated at either (i) a variable rate equal to the Prime Rate minus one percent (1.0%) (the “Variable Interest Rate”), or (ii) a fixed rate equal to two percent (2.0%) above the “Swap Rate” (as hereinafter defined) (such fixed rate, the “Fixed Interest Rate”).

                Said election for either the Variable Interest Rate or Fixed Interest Rate shall be made only once and shall remain in effect for the balance of the term of this Note.  The term “Swap Rate” shall mean a rate of interest equal to the per annum rate of interest at which the Bank determines to be its cost of funds equal to the yield on United States Treasury Notes or Securities having a maturity closest to the Maturity Date plus a corresponding swap spread as published in “Bloomberg’s Financial Markets Commodities News”, in effect on the Conversion Date, and in the absence of such publication, as determined by the Bank in its sole discretion.

                Advances under this Note will be made in accordance with the terms of Section 3C of the Loan Agreement (as hereafter defined), the terms of which are incorporated herein by reference.

                Any amount of principal which is not paid when due, whether at the stated maturity, by acceleration, or otherwise, shall bear interest payable on demand at an interest rate per annum equal at all times to the interest rate otherwise then prevailing on this Note plus three percent (the “Default Rate”).  In addition, a late charge equal to five percent (5%) of each late payment may be charged on any payment not received by the Bank within five (5) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default or Event of Default.

                Unless otherwise agreed, all payments shall be first applied to accrued interest to the date of payment, then to unpaid principal, and any remaining amount toward Bank’s costs and expenses incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

                All payments made on account of the principal and interest hereof shall be evidenced by entries on the books and records of the Bank and shall be rebuttable presumptive evidence of the principal amount and interest owing hereon.  The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay the principal amount borrowed hereunder and all interest accruing thereon.

                If Borrower prepays this Note while its bears interest at a variable rate, no prepayment penalty shall be charged Borrower for any such prepayment.  If Borrower prepays this Note while it bears interest at the Fixed Interest Rate, such prepayment of the principal balance of this Note, whether in whole or in part, shall be subject to the following conditions:

(i)    Not less than five (5) days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to the Bank written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment amount and the prepayment date;

(ii)   Borrower shall pay to the Bank, concurrently with such prepayment, a prepayment premium calculated in accordance with the following paragraph.

(iii)  Borrower shall pay to the Bank all accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and

(iv)  Borrower shall pay to the Bank any other obligations of Borrower to the Bank then due with respect to this Note which remain unpaid.

                Concurrently with any prepayment on this Note, the Borrower shall pay Bank a prepayment premium calculated as follows:  (i) an amount equal to five percent (5%) of the principal amount prepaid if paid in the first (1st) loan year, (ii) four percent (4%) of the principal amount prepaid if paid in the second (2nd) loan year, (iii) three percent (3%) of the principal amount prepaid if paid in the third (3rd) loan year, (iv) two percent (2%) of the principal amount prepaid if paid in the fourth (4th) loan year, and (v) one percent (1%) if paid in the fifth (5th) loan year.  For purposes of this Note, a “loan year” shall mean each 12 month period following the Conversion Date.  Borrower acknowledges that the loan evidenced hereby was made on the basis and assumption that the Bank would receive the payments of principal and interest set forth herein for the full term hereof.  Therefore, whenever the maturity hereof has been accelerated by the Bank by reason of the occurrence of an Event of Default or for any other reason, while this Note bears interest at the Fixed Interest Rate, there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, a premium equal to the prepayment premium that would be payable pursuant to the preceding paragraph if such principal balance had voluntarily been prepaid by Borrower.

                This Note is issued pursuant to and entitled to the benefits of, and is secured by, the Loan and Security Agreement dated as of January 17, 1997 between the Borrower and the Bank (such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, the “Loan Agreement”) and the other Loan Documents (as such terms are defined in the Loan Agreement), to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made, and the terms and conditions governing the collateral security for the obligations of the Borrower hereunder.  Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

                This Note evidences an amendment and restatement of, increase to, and replacement and substitution for, that certain $7,100,000.00 equipment line loan extended by the Bank to Borrower previously evidenced by Borrower’s Equipment Line Note dated February 1, 2006 in the principal sum of $7,100,000.00 (the “Prior Note”).  The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                If any Event of Default shall occur, then this Note and all other Indebtedness, at the option of the Bank, shall immediately become due and payable, without notice or demand on the Borrower, together with all expenses, costs and attorneys’ fees incurred or expended by the Bank in enforcing its rights hereunder which shall become additional indebtedness immediately due and payable hereon, and the Bank may exercise any of the remedies provided by the Loan Agreement, or any other document securing this Note, or under the UCC or other applicable law.

                The Bank may, at any time or times hereafter, after an Event of Default shall occur, appropriate and apply toward the payment of this Note any moneys, credits, deposits, checks, accounts, drafts, securities, certificates of deposit or other property belonging to the Borrower (or any of them), in the possession of or under the control of the Bank, as well as any indebtedness of the Bank to the Borrower, then due or to become due.

                Borrower hereby waives presentment, demand, notice of dishonor and all other notices and demands in connection with the enforcement of the Bank’s rights hereunder.  Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

                Borrower agrees to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorney’s fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.  Any amounts payable with respect to the loan evidenced by this Note which shall not be paid when due, including, without limitation, principal, interest and the aforesaid costs and expenses, shall bear interest at the Default Rate from the date payable until the date they are paid in full.

                Borrower hereby represents that the principal amount of the loan is a business loan, that the proceeds thereof shall be used for business purposes only and that the same is exempt from limitations upon lawful interest, pursuant to the terms of Section 205/4 of Chapter 815 of the Illinois Compiled Statutes.

                This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except only by an instrument in writing, signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

                No reference herein to the Loan Agreement, and no provision of this Note, the Loan Agreement, or any of the other Loan Documents, shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                The provisions of this Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and extend to the Bank and any holder hereof.

                THIS NOTE HAS BEEN EXECUTED AND DELIVERED TO BANK AND ACCEPTED BY BANK IN THE STATE OF ILLINOIS, IN WHICH STATE IT SHALL BE PERFORMED BY BORROWER.  THIS NOTE SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF INTERPRETATION, ENFORCEMENT, CONSTRUCTION, VALIDITY, PERFORMANCE AND EFFECT.

                EXCEPT AS PROVIDED IN THE FOLLOWING PARAGRAPH, THE BANK AND BORROWER AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS.  BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                BORROWER AGREES THAT THE BANK SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY TO ENABLE THE BANK TO OBTAIN A JUDGMENT AGAINST THE BORROWER OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE BANK.  BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE BANK HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

                BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE.  INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56, signed into law October 26, 2001) (the “Act”), and Bank’s policies and practices, Bank is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Bank to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of this Note to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BRAD FOOTE GEAR WORKS, INC.

		By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
		Title:	President
Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary